Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
FOR
RIGHTS CERTIFICATES
ISSUED BY
LIME ENERGY CO.
     This form, or one substantially equivalent hereto, must be used to exercise Rights (as defined in the Prospectus) pursuant to the Rights Offering described in the prospectus dated ___, 2006 (the “Prospectus”) of Lime Energy Co., a Delaware corporation (“Lime Energy”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) prior to 5:00 p.m., New York City time, on ___, 2006, unless such time is extended by Lime Energy as described in the Prospectus (as it may be extended, the “Expiration Date”). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent prior to the Expiration Date. See “The Rights Offering—Method of Subscription—Exercise of Rights” in the Prospectus.
     Payment of the Subscription Price (as defined in the Prospectus) of $1.00 per share for each share of Lime Energy Common Stock (the “Common Stock”) subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering—Method of Subscription—Exercise of Rights” in the Prospectus.
     The Subscription Agent is:
LaSalle Bank National Association

By Mail or by Overnight Courier:	By Hand:
LaSalle Bank National Association	LaSalle Bank National Association
135 S. LaSalle Street, Suite 1811	135 S. LaSalle Street, Suite 1811
Chicago, Illinois 60603	Chicago, Illinois 60603
Telephone: (800) 246-5761, Menu Option 2	Telephone: (312) 904-5091
Facsimile: (312) 904-2079	Facsimile: (312) 904-2079
Attention: Corporate Trust	Attention: Joseph Pellicore
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT
VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE
DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:
The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege (as defined in the Prospectus) to subscribe for share(s) of Common Stock with respect to each of the Rights represented by such Rights Certificate(s) and (ii) the Over-Subscription Privilege (as defined in the Prospectus) relating to such Rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the “Excess Shares”) are available therefor, for an aggregate of up to Excess Shares, subject to availability and proration. The undersigned understands that payment of the Subscription Price of $1.00 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $___either (check appropriate box):
☐	is being delivered to the Subscription Agent herewith

or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):
☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐	Certified check

☐	Bank draft (cashier’s check)

☐	Money order
Name of maker:

Date of check, draft or money order:

Check, draft or money order number:

Bank on which check is drawn or issuer of money order:

Signature(s)	Address

Names

(Please type or print)	Area Code and Telephone Number(s)

Rights Certificate No(s). (if available)

GUARANTEE OF DELIVERY
(Not To Be Used For Rights Certificate Signature Guarantee)
     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)
The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.